FORBEARANCE AGREEMENT
This FORBEARANCE AGREEMENT, dated as of May 4, 2020 (this “Agreement”), among ROSEHILL RESOURCES INC. (“RRI”), a Delaware corporation, ROSEHILL OPERATING COMPANY, LLC (the “Borrower”), a Delaware limited liability company, the financial institutions party hereto as Lenders and constituting not less than the Required Lenders (such Lenders, the “Consenting Lenders”) and JPMORGAN CHASE BANK, N.A., as Issuing Bank and Administrative Agent (in such agency capacity, the “Administrative Agent”), is made with respect to the Amended and Restated Credit Agreement, dated as of March 28, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Borrower, RRI, the Administrative Agent, the Issuing Bank and the Lenders from time to time party thereto.
W I T N E S S E T H
WHEREAS, the Borrower has requested that the Required Lenders postpone the Scheduled Redetermination of the Borrowing Base scheduled to occur on or about April 1, 2020 to postpone a resulting Borrowing Base Deficiency;
WHEREAS, the Borrower failed to (i)(A) cause Rosehill Intermediate Holdco, LLC, Rosehill Holdco, LLC, and Rosehill Mergerco, LLC (collectively, the “New Rosehill Entities”) to guarantee the Secured Obligations pursuant to Guaranty Agreements and to grant liens and security interests in all of such New Rosehill Entities’ collateral pursuant to a security agreement, (B) pledge all of the Equity Interests of the New Rosehill Entities and to execute and deliver such other additional closing documents, legal opinions and certificates as reasonably requested by the Administrative Agent, in the case of each of (A) and (B), as required pursuant to Section 8.14(b) of the Credit Agreement, and (ii) deliver or file certain audited financial statements without a “going concern” or like qualification or exception as required pursuant to Section 8.01(a) of the Credit Agreement (the “Existing Designated Events of Defaults”);
WHEREAS, the Borrower anticipates that it may not satisfy certain other of its affirmative covenant obligations under Section 8.01 of the Credit Agreement during the Forbearance Period (collectively, the “Anticipated Designated Defaults” and, together with the Existing Designated Events of Defaults, the “Designated Defaults”);
WHEREAS, if the Anticipated Designated Defaults occur and thereafter remain unremedied for a period of 30 days, then on the day immediately following such dates, such Anticipated Designated Defaults shall mature into Events of Default under the Credit Agreement, at which time the Lenders may at any time or from time to time exercise any of their rights, powers, privileges or remedies under the Credit Agreement, any other Loan Document or applicable Law;
WHEREAS, the Borrower, RRI, the Administrative Agent and the Majority Lenders entered into a standstill agreement, dated as of April 29, 2020, by which the Lenders agreed to forbear from accelerating the Secured Obligations or otherwise exercising any rights or remedies under the Loan Documents as a result of the Designated Defaults through the date hereof and the Borrower requests that the Consenting Lenders extend the terms of such standstill agreement pursuant to and in accordance with the terms of this Agreement; and
WHEREAS, the Administrative Agent and the Consenting Lenders, agree to accommodate such requests of the Borrower on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.    Amounts Owing. Each of the Loan Parties acknowledges and agrees that, (i) as of the date hereof, the Borrower is indebted to the Secured Parties in an aggregate amount equal to (a) the aggregate principal amount of Loans outstanding under the Credit Agreement in an amount equal to $340,000,000 plus accrued and unpaid interest thereon plus (b) the obligations, if any, under each Secured Swap Agreement and Secured Cash Management Agreement, plus (c) any other fees, costs and expenses or other amounts payable by the Loan Parties under the Loan Documents and (ii) the Borrower has no right of defense, setoff, deduction, claim or counterclaim with respect to any such amounts or any of the other Secured Obligations, other than customary netting arrangements with respect to Secured Swap Agreements.
SECTION 2.    Defined Terms and Other Definitional Provisions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
SECTION 3.    Borrowing Base. The Consenting Lenders hereby agree to postpone the Scheduled Redetermination scheduled to occur on April 1, 2020 to the Forbearance Termination Date (as defined below).
SECTION 4.    Forbearance.
(a)    The “Forbearance Period” shall commence on the Forbearance Effective Date (as defined in Section 7 below) and shall terminate immediately and automatically upon the earlier to occur of (such date, the “Forbearance Termination Date”) (i) July 3, 2020, at 11:59 p.m. New York time, or (ii) the occurrence of a Forbearance Termination Event (as defined below).
(b)    Subject to the satisfaction of the conditions precedent set forth in Section 7 hereof, and in reliance upon the representations of the Loan Parties set forth herein, and without waiving the Designated Defaults or any other Default or Event of Default that may now exist or which may occur hereafter during the Forbearance Period, each of the Administrative Agent and the Consenting Lenders agrees during the Forbearance Period not to accelerate the Secured Obligations or enforce any of its respective rights and remedies under the Loan Documents solely in respect of the Designated Defaults against the Loan Parties or their assets (the “Forbearance”); provided, that, during the Forbearance Period the Lenders shall have no obligation to make any further Loans or other extensions of credit, or issue Letters of Credit, to the Borrower or any other Loan Party. The occurrence of any of the following events or circumstances shall constitute a termination event with respect to the Forbearance (each, a “Forbearance Termination Event”):
(i)the occurrence of any Event of Default under the Credit Agreement that is not a Designated Default, other than any Event of Default resulting from the acceleration of all or any portion of the Second Lien Obligations;
(ii)the failure by the Borrower or any other Loan Party to comply with or perform under any provision of this Agreement (including Section 8);
(iii)any representation, warranty or certification made or deemed made by the Borrower or any other Loan Party herein or in connection with this Agreement (other than with respect to the Designated Default), or which is contained in any certificate, document or financial or other statement furnished by the Borrower at any time under or in connection with this Agreement or otherwise, shall be false or inaccurate in any material respect (or to the extent qualified by materiality, in all respects) on or as of the date as of which made or deemed made;

(iv)the commencement of any action, suit, litigation or other proceeding against the Lenders, the Administrative Agent or any of their respective Related Parties by (x) the Borrower or any other Loan Party, or any entity controlled by, affiliated with, related or under common control with the Borrower or any other Loan Party, or (y) any Person asserting claims relating in any way to the Borrower, any other Loan Party, the Credit Agreement or the Loan Documents, in each case, other than an action or proceeding to enforce the terms of this Agreement;
(v)the payment of any principal, interest, or fees to (1) the holders of the Second Lien Obligations (other than reimbursable costs and expenses of legal counsel and other third-party advisors in connection with the Second Lien Documents) or (2) the holders of any other Material Indebtedness (other than any payments with respect to the Secured Obligations) during the Forbearance Period; and
(vi)the exercise by any holders of any Second Lien Obligations or any other Material Indebtedness (other than the Secured Obligations) of any remedy during the Forbearance Period; provided, that, the acceleration of all or any portion of the Second Lien Obligations shall not constitute a Forbearance Termination Event until the 26th day following the receipt by the Borrower or Administrative Agent of notice of such acceleration.
(c)    The Forbearance is limited in nature to the extent specifically set forth above and no other terms, covenants, provisions, rights or remedies under the Credit Agreement or any other Loan Document or at law or in equity are intended to (or shall) be affected hereby, all of which remain in full force and effect, and nothing contained herein is intended, or shall be deemed or construed (i) to constitute a waiver of any of the Designated Defaults, any defenses thereto, or any other existing or future Defaults or Events of Default or compliance with any term or provision of the Loan Documents or applicable Law, or (ii) to establish a custom or course of dealing between the Borrower or RRI, on the one hand, and the Administrative Agent and/or any Lender, on the other hand. The Loan Parties acknowledge and agree that the agreement of the Administrative Agent and the Consenting Lenders hereunder to forbear from exercising their default-related remedies with respect to the Designated Defaults shall not constitute a waiver of any of the Designated Defaults and that, except as expressly set forth in Section 4(b) of this Agreement, the Lenders expressly reserve all rights and remedies that the Administrative Agent and the Lenders now or may in the future have under any or all of the Loan Documents and applicable Law in connection with all Defaults (including, without limitation, the Designated Defaults) or Events of Default. Any waiver of the Designated Defaults would be subject to, and effective only in accordance with Section 12.02 of the Credit Agreement.
(d)    Upon the termination or expiration of the Forbearance Period: (i) the Forbearance and all agreements set forth in Section 4(b) of this Agreement shall terminate automatically and immediately and be of no further force or effect without the requirement of any demand, presentment, protest, or notice of any kind, all of which are hereby waived by the Borrower (it being understood, for the avoidance of doubt, that this provision shall not impair the effectiveness of any other provisions of this Agreement, which shall remain in full force and effect); and (ii) subject to the terms of the Loan Documents and applicable Law, the Administrative Agent, each Issuing Bank and each Lender shall be free to proceed to enforce any or all of its rights and remedies set forth in the Credit Agreement, the other Loan Documents and applicable Law. In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, the Borrower acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Administrative Agent and the Lenders under the Loan Documents and applicable Law with respect to the Borrower or any other Loan Party shall continue to be available to the Administrative Agent, each Issuing Bank and the Lenders. For the avoidance of doubt, the Borrower acknowledges and confirms that the agreement of the Administrative Agent and the Lenders temporarily to forbear shall not apply to nor preclude any remedy available to the Administrative Agent or the Lenders in connection with any proceeding commenced voluntarily by the Loan Parties under any bankruptcy or insolvency law, including, without limitation, to any relief in respect of adequate protection or relief from any stay imposed under such law.
(e)    The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Administrative Agent or any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrower or any other Loan Party are, to the fullest extent permitted by Law, tolled and suspended during the Forbearance Period.
(f)    Execution of this Agreement constitutes a direction by the Consenting Lenders that the Administrative Agent act or forbear from acting in accordance with the terms of this Agreement. Each Consenting Lender agrees that the Administrative Agent shall not be required to act against the Loan Parties if such action is contrary to the terms of this Agreement. Each Consenting Lender acknowledges and agrees that the direction set forth in this Section 4(f) constitutes a direction from the Required Lenders under the provisions of Section 11.01 of the Credit Agreement, and Article 11 of the Credit Agreement shall apply to any and all actions (and inactions) taken by the Administrative Agent in accordance with such direction.
(g)    The Loan Parties understand and accept the temporary nature of the forbearance provided hereby and that the Administrative Agent and the Consenting Lenders have given no assurances that they will extend such forbearance or provide waivers or amendments to the Credit Agreement or any other Loan Document. None of the Lenders or the Administrative Agent shall have any obligation to extend the Forbearance Period, or enter into any other waiver, forbearance, amendment or agreement, and the Lenders’ and the Administrative Agent’s agreement to permit any such extension, or enter into any other waiver, forbearance, amendment or agreement shall be subject to the sole and absolute discretion of the Consenting Lenders (or, if required by Section 12.02 of the Credit Agreement, each Lender). Any agreement by any Lender or the Administrative Agent to extend the Forbearance Period, or enter into any other waiver, forbearance, amendment or agreement, must be set forth in writing and signed by a duly authorized signatory of each of the Administrative Agent and the Required Lenders (or, if required by Section 12.02 of the Credit Agreement, each Lender).
(h)    Nothing in this Agreement constitutes a legal obligation to participate in any restructuring of the Credit Agreement or to execute any related documents and no such legal obligation shall arise except pursuant to mutually agreeable executed definitive documentation.
SECTION 5.    Confirmation of Loan Documents. Each of the Borrower, the other Loan Parties, and RRI hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party and that each of the Loan Documents is valid and enforceable in every respect and that all of the terms and conditions thereof are legally binding upon each of the Borrower, the other Loan Parties, and RRI (as applicable) and are hereby reaffirmed and ratified. By its execution on the respective signature lines provided below, each of the Loan Parties and RRI hereby confirms and ratifies (a) all of its obligations under the Loan Documents, (b) the Liens granted to the Administrative Agent by the Loan Parties under the Security Instruments in respect of the Collateral (including all cash held in a deposit account and/or a securities account held or maintained with Administrative Agent that is subject to a control agreement or Mortgaged Property) as valid, binding and enforceable first-priority Liens (except Liens permitted by Section 9.03 of the Credit Agreement to exist) which secure the Secured Obligations, and (c) that all references in such Security Instruments to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby without impairing any such obligations or Liens in any respect.

SECTION 6.    Representations and Warranties.
(a)    The Borrower hereby represents and warrants to the Administrative Agent and the Consenting Lenders (which representations and warranties are continuing and shall survive the execution and delivery hereof) that as of the date hereof:
(i)the execution, delivery, and performance of this Agreement by the Borrower and RRI and each of the Borrower’s and RRI’s obligations hereunder have been duly authorized by all necessary corporate or limited liability company action;
(ii)the execution, delivery and performance of this Agreement by the Borrower or RRI does not (i) contravene the terms of any of such party’s organizational documents, or conflict with or result in any breach or contravention of, the creation of any Lien under, or require any payment to be made under (A) any document evidencing Debt or other obligations to which such party is party or affecting such party or the properties of such party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such party or its property is subject, or (ii) violate any Law or regulation to which such party or its property is subject;
(iii)this Agreement has been duly executed and delivered by each of the Borrower and RRI and constitutes, when executed and delivered by such Person, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(iv)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement, or (b) the exercise by the Administrative Agent or any Lender of its rights under this Agreement except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure to obtain or make which could not reasonably be expected to have a Material Adverse Effect;
(v)no Default or Event of Default has occurred and is continuing, other than the Existing Designated Events of Defaults;
(vi)each of the representations and warranties made by the Borrower or RRI contained in the Credit Agreement or the other Loan Documents are true and correct in all material respects (or, to the extent qualified by materiality, in all respects) on the Forbearance Effective Date, after giving effect to this Agreement, with the same effect as though such representations and warranties had been made on and as of the Forbearance Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date);
(vii)during the Forbearance Period, no forbearance or similar agreement is required to be entered into with respect to any material agreement that the Borrower is a party to as a result of the Designated Defaults;

(viii)no cash or Cash Equivalents of the Borrower are maintained in any bank account, deposit account, or securities account other than a bank account, deposit account, or securities account that is subject to a control agreement and perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties;
(ix)none of the New Rosehill Entities holds any assets or has incurred any Debt; and
(x)no Loan Parties exist other than the Borrower.
(b)    Each of the Loan Parties, RRI, the Administrative Agent, and the Consenting Lenders hereby represents and warrants that each of the following statements is true, accurate and complete as to such party as of the date hereof:
(i)such party has carefully read and fully understands all of the terms and conditions of this Agreement;
(ii)    such party has consulted with, or had a full and fair opportunity to consult with, legal counsel regarding the terms and conditions of this Agreement;
(iii)    such party has had a full and fair opportunity to participate in the drafting of this Agreement (which has been prepared through the joint efforts of all parties hereto);
(iv)    such party is freely, voluntarily and knowingly entering into this Agreement; and
(v)    none of the Lenders or the Administrative Agent has a fiduciary relationship to the Borrower or RRI, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower and RRI, on the other, is solely that of creditor and debtor.
SECTION 7.    Conditions to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the satisfaction or waiver of each of the following conditions (the date on which such conditions are satisfied or waived, the “Forbearance Effective Date”) as determined by the Administrative Agent in its sole discretion:
(a)    the Administrative Agent shall have received a counterpart of this Agreement, executed and delivered by the Borrower, RRI, the Administrative Agent, and the Consenting Lenders;
(b)    the Borrower shall have paid all the fees, expenses and disbursements of White & Case LLP, Bracewell LLP, RPA Advisors, LLC, and any other Lender Financial Advisor for which invoices (subject to redaction to protect privileges or other confidential communications) have been submitted to the Borrower;
(c)    the representations and warranties contained in this Agreement are and will be true, correct and complete in all material respects on and as of the Forbearance Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

(d)    the Administrative Agent shall have received an initial weekly budget (the “Initial Weekly Budget”) for the 13-week consecutive period commencing with the week ending on May 8, 2020, which shall be approved by the Administrative Agent in its sole discretion, and the delivery of which shall be a representation by the Borrower that such Initial Weekly Budget has been prepared based on upon good faith estimates and assumptions that the Borrower believes are reasonable as of the Forbearance Effective Date;
(e)    the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the Forbearance Effective Date, a true and complete list of all Swap Agreements of each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), any new credit support agreements relating thereto (other than Security Instruments) and any margin required or supplied under any credit support document, and the counterparty to each such agreement (the “Existing Swap Agreements”);
(f)    the Borrower shall have paid to the Administrative Agent for the benefit of the Lenders a prepayment of the Loans in an aggregate principal amount equal to $20,000,000;
(g)    the Borrower shall deliver to the Administrative Agent a long-term business plan and coinciding financial model (the “Long-Term Business Plan”), which shall include operating forecasts, forecasted balance sheets and forecasted statements of income, and cash flows of the Borrower through the fiscal years ending 2020 and 2021 including a scenario with no drilling or completion capital expenditures;
(h)    the Administrative Agent shall have received an accounts payable aging report and analysis for the calendar months of January, February and March 2020;
(i)    the Administrative Agent shall have received (i) a capitalization table of RRI and the Borrower reflecting the current corporate, capital, and ownership structure of such Persons, and (ii) the illustrative pro forma capitalization table of RRI and the Borrower prepared for J.P. Morgan by Jefferies LLC, dated May 2020, reflecting potential equitization of the Second Lien Obligations, the Borrower Series B Preferred Units and corresponding Series B Redeemable Preferred Stock of RRI, the Borrower Series A Preferred Units and corresponding Series A Preferred Stock and RRI’s obligations in respect of the Tax Receivables Agreement, depending on alternative valuations (the “Restructuring Capitalization Table”); and
(j)    the Administrative Agent shall have received such other information regarding the operations, business affairs and financial condition of the Borrower and such other certificates, documents, instruments and agreements as the Administrative Agent or any Lender shall request in connection with the transactions contemplated by this Agreement, the Credit Agreement and the other Loan Documents.
SECTION 8.    Supplemental Terms, Conditions and Covenants On and After the Forbearance Effective Date. The Borrower hereby agrees to comply with the following terms, conditions and covenants from and after the Forbearance Effective Date (which shall supplement the terms, conditions and covenants set forth in the Credit Agreement and the other Loan Documents), in each case notwithstanding any provision to the contrary set forth in this Agreement, the Credit Agreement or any other Loan Document:
(a)    The Borrower shall cooperate reasonably and in good faith with the Administrative Agent, any financial advisor retained by the Administrative Agent (together with any successor or replacement selected by the Administrative Agent or its counsel, the “Lender Financial Advisor”) and such other professional advisors retained from time to time by the Administrative Agent in providing full and complete access to the Borrower’s books and records, to all other requested information relating to its business and financial affairs and its properties, and to its senior management and professional advisory teams;

(b)    Within 25 days of the Forbearance Effective Date, the Consenting Lenders, the Borrower, RRI, and any Necessary Party1 shall have agreed in principle upon the material terms of a restructuring as embodied in a term sheet containing the material terms and provisions of a Restructuring (a “Restructuring Term Sheet”); provided, that none of the Consenting Lenders or the Administrative Agent shall be obligated to, or makes any commitment to, negotiate or agree upon any Restructuring Term Sheet;
(c)    Within 40 days of the Forbearance Effective Date, the Consenting Lenders, Borrower, RRI, and any Necessary Party shall complete and sign a binding and effective restructuring support agreement in form and substance acceptable to the Consenting Lenders in their sole discretion (an “RSA”), which agreement shall provide for a restructuring of the Borrower’s financing indebtedness in a case under chapter 11 of Title 11 of the United States Code on the terms set forth in the Restructuring Term Sheet; provided, that, (i) none of the Consenting Lenders or the Administrative Agent shall be obligated to, or makes any commitment to, (A) negotiate or agree upon any restructuring support agreement, or any definitive documentation, or (B) provide any debtor in possession financing to the Borrower or consent to the use of any cash collateral, or (ii) if a restructuring will be effectuated by way of an out-of-court transaction, then the Consenting Lenders, the Borrower, RRI or any Necessary Party shall have signed binding and effective definitive documentation in form and substance acceptable to the Consenting Lenders in their sole discretion;
(d)    The Borrower shall deliver to the Administrative Agent:
(i)    by not later than 6:00 p.m. (New York time) on the penultimate Business Day of each calendar week during the Forbearance Period (beginning on the penultimate Business Day of the first calendar week occurring after the Forbearance Effective Date) an updated weekly budget for the following 13-week consecutive period, in form and substance (A) in the case of updated Controlled Costs2 reflected in the first four calendar weeks of the Initial Weekly Budget, approved by the Administrative Agent in its sole discretion, and (B) in the case of updated Controlled Costs for any other week, approved by the Administrative Agent in its reasonable discretion (an “Updated Weekly Budget” and, together with the Initial Weekly Budget, the “Weekly Budget”), the delivery of which shall be deemed to be a representation by the Borrower that such Updated Weekly Budget has been prepared based upon good faith estimates and assumptions that the Borrower believes were reasonable at the time made;
(i)    concurrently with the delivery of each Updated Weekly Budget, a report, in form and substance reasonably satisfactory to the Administrative Agent showing, on a line-item basis, the percentage and dollar variance of actual cash disbursements and cash receipts for the prior week from the amounts set forth for such week in the prior Weekly Budget and the Initial Weekly Budget, along with an explanation of the variance;

[1]
“Necessary Party” means any person (other than a party hereto) that the Consenting Lenders deem, in their sole discretion, to be a necessary party to any agreement or document necessary to implement a restructuring of the financing indebtedness of the Borrower and the preferred capital structure of RRI consistent with the Restructuring Capitalization Table (a “Restructuring”).

[2]
“Controlled Costs” means all costs and expenses as reflected in the Initial Weekly Budget, as updated by an updated Weekly Budget, other than royalty payments, production and ad valorem taxes, interest, or professional fees.

(ii)    within three Business Days of the execution of an RSA, an updated long-term business plan and financial model incorporating the terms of the executed RSA; and
(iii)    by not later than 6:00 p.m. (New York time) on the 15th calendar day of each calendar month during the Forbearance Period (beginning on the 15th day of the first full calendar month occurring after the Forbearance Effective Date), an updated accounts payable aging report.
(e)    The Borrower hereby confirms, acknowledges, and agrees that during the Forbearance Period, the Borrower shall not make any payments or distributions, except for: (i) payments of the Secured Obligations; (ii) payments made in accordance with the terms of the Weekly Budget most recently delivered and approved, subject to any Permitted Variances;3 and (iii) other payments made with the prior written consent of the Administrative Agent in its sole discretion;
(f)    During the Forbearance Period, the Borrower shall not sell, assign, novate, liquidate, unwind or terminate the Existing Swap Agreements without the prior written consent of the Consenting Lenders;
(g)    Promptly, but in any event within three Business Days after the furnishing or receipt thereof (provided that any material amendments or written modifications contemplated in clause (ii) below shall be provided one Business Day before their execution), copies of (i) any notice of default or any notice related to the exercise of remedies, in each case pursuant to the Second Lien Documents, (ii) any amendment or other written modification of the Second Lien Note Purchase Agreement or any other Second Lien Document, and (iii) copies of any material notices, reports or other written information provided under the terms of the Second Lien Note Purchase Agreement, in each case not otherwise required to be furnished to the Administrative Agent or the Lenders pursuant to any other provisions of the Loan Documents;
(h)    The Borrower shall transfer, and thereafter maintain, all cash held in any bank account, deposit account, or securities account (including the Excluded Accounts) to a bank account, deposit account, and/or securities account that is subject to a control agreement and perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties;
(i)    Within 30 days of the Forbearance Effective Date, the Administrative Agent shall have received title information as the Administrative Agent may require satisfactory to the Administrative Agent setting forth the status of title to at least 85% of the PV-9 of the Borrowing Base Properties evaluated in the most recent Reserve Report;
(j)    Within five Business Days of the Forbearance Effective Date, the Administrative Agent shall have received Security Instruments (including reaffirmations) as the Administrative Agent may require and be satisfied that such Security Instruments, upon filing thereof, create first priority perfected Liens on substantially all of the Oil and Gas Properties and Midstream Properties of the Borrower;
(k)    Within five Business Days of the Forbearance Effective Date, the Administrative Agent shall have received reasonably satisfactory evidence that each of the New Rosehill Entities have been dissolved; and

[3]
“Permitted Variances” means in the case of Controlled Costs, any disbursements, expenditures, or payments by the Borrower that are not greater than 15%, on a line-item basis, of the disbursements, expenditures, or payments provided in the then-applicable Weekly Budget.

(l)    The Borrower hereby agrees to make no Investments in or with respect to the New Rosehill Entities.
SECTION 9.    Notices.
(a)    The Borrower shall provide prompt notice to the Administrative Agent, as soon as possible but in any event within one Business Day after a Responsible Officer or other officer or employee of the Borrower obtains actual knowledge thereof, of the occurrence of any Forbearance Termination Event, which notice shall state that such event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event. Such notice shall be delivered by electronic mail to:
JPMorgan Chase Bank, N.A.
712 Main St., Floor 5
Houston, Texas 77002
Attention: Darren Vanek
Email: Darren.M.Vanek@jpmorgan.com
with a copy to (which copy shall not constitute notice):
White & Case LLP
609 Main Street, Suite 2900
Houston, Texas 77002
Attention: Mark Holmes
Email: Mark.Holmes@whitecase.com
(b)    Any notice and other communications provided for herein that must be provided to the Borrower shall be in writing and shall be delivered by electronic mail to:
Rosehill Resources, Inc.
16200 Park Row, Suite 300
Houston, TX 77084
Attention: Jennifer Johnson
Email: jjohnson@rosehillres.com
with a copy to (which copy shall not constitute notice
Gibson, Dunn & Crutcher LLP
811 Main Street
Houston, TX 77002
Attn: Shalla Prichard
Email: sprichard@gibsondunn.com

All notices given in accordance with the provisions of this Section 9 shall be deemed to have been given on the date of receipt.
SECTION 10.    Effects on Loan Documents.
(a)    Except as specifically waived hereby and provided herein, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and other Loan Documents, and all rights of the Lenders and the Administrative Agent, shall remain in full force and effect, and are hereby in all respects ratified and confirmed.

(b)    Except as specifically stated herein, the execution, delivery, and effectiveness of this Agreement shall not (i) operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents, (ii) create any obligation to continue to defer any enforcement action with respect to the Designated Defaults after the occurrence of any Forbearance Termination Event (or with respect to an Event of Default not constituting a Designated Default after the date hereof), (iii) constitute a consent or waiver of any past, present or future violations, including the Designated Defaults or any other Defaults and Events of Default, of any provisions of the Credit Agreement or any other Loan Documents, (iv) amend, modify, prejudice or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or, except as expressly set forth herein, any right, remedy, power or privilege of the Lenders and/or the Administrative Agent, (v) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction, or (vi) constitute a course of dealing or other basis for altering any Secured Obligations or any other contract or instrument. Each of the Administrative Agent and each Lender reserves all of its rights, remedies, powers, and privileges under the Credit Agreement, the other Loan Documents, applicable Law and/or equity.
(c)    Nothing in this Agreement shall alter, amend, modify, or extinguish the obligation of any the Borrower to repay the Secured Obligations under the Credit Agreement and the other Loan Documents, and neither this Agreement nor any other document, agreement, or instrument executed or delivered in connection herewith or related hereto constitutes a novation, satisfaction, release, or a modification of the Credit Agreement and the other Loan Documents, which Secured Obligations shall, to the extent not paid on or prior to the Forbearance Effective Date, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.
(d)    The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document.
SECTION 11.    Releases. Each of the Borrower and RRI, on behalf of themselves and each of their successors, assigns, and agents (collectively, the “Releasing Parties”), in consideration of the Administrative Agent’s and Lenders’ execution and delivery of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, hereby expressly forever releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), rights, causes of action (whether direct or derivative in nature), demands, suits, costs, expenses, and damages or defense, of any nature, description, or kind whatsoever, whether arising in contract, in tort, in law, in equity or otherwise, based in whole or in part on facts or otherwise, whether known, unknown or subsequently discovered, fixed or contingent, direct or indirect, joint and/or several, secured or unsecured, due or not due, liquidated or unliquidated, asserted or unasserted, or foreseen or unforeseen, which any of the Releasing Parties might otherwise have or may have against the Administrative Agent or the Lenders, or each of the foregoing’s respective past, present, or future affiliates, agents, principals, managers, managing members, members, stockholders, controlling persons (within the meaning of the United States federal securities or bankruptcy laws), directors, officers, employees, attorneys, consultants, advisors, trusts, trustors, beneficiaries, heirs, executors, administrators or other representatives (collectively, the “Releasees”), in each case on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, judgment, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date of this Agreement relating to the Loan Documents, this Agreement and/or the transactions contemplated thereby or hereby (any of the foregoing, a “Claim” and collectively, the “Claims”). Each of the Releasing Parties hereby expressly acknowledges and agrees that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Claims, and that with respect to the Claims, that it waives, to the fullest extent permitted by applicable Law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 11. Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this Section 11. In entering into this Agreement, the Borrower and RRI expressly disclaim any reliance on any representations, acts, or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth in this Section 11 does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof. Notwithstanding anything to the contrary, the provisions of this paragraph, including the foregoing release, covenant and waivers, shall survive and remain in full force and effect regardless of the termination or expiration of the Forbearance Period, the consummation or non-consummation of transactions contemplated hereby, the repayment or prepayment of any of the Loans or Secured Obligations, or the termination of the Credit Agreement, this Agreement, any other Loan Document or any provision hereof or thereof.
SECTION 12.    More Favorable Terms. To the extent that any other forbearance, standstill or other similar agreement entered into by the Borrower (any such agreement, a “Third Party Forbearance Agreement”), or any amendment to any Third Party Forbearance Agreement, in each case, entered into or agreed on or after the date of this Agreement and during the Forbearance Period, provides any benefit or right (including, without limitation, the benefit of a forbearance period of shorter duration than the Forbearance Period) to any creditor party thereto that is more favorable than the benefits and rights provided to the Administrative Agent and the Lenders under this Agreement, taking into account the terms and conditions of the underlying debt financing documents in effect with such creditor party, this Agreement shall be deemed to be amended so as to cause any such benefit or right to be incorporated into this Agreement concurrently with making any such benefit or right available, and on comparable terms as it is made available, to any such other creditor.
SECTION 13.    Amendments; Execution in Counterparts.
(a)    This Agreement shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and, except as expressly stated herein, shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.
(b)    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless amended, modified or supplemented, or waived or consented to, in accordance with Section 12.02 of the Credit Agreement. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by fax or any other electronic means (including emailed .pdf) approved by the Administrative Agent in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Agreement or such Loan Document, as applicable. The Administrative Agent may also require that any such documents and signatures delivered by fax or other electronic transmission be confirmed by a manually signed original thereof; provided, that, the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by fax or other electronic transmission.
SECTION 14.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns; provided, that, neither the Borrower nor RRI shall be entitled to delegate any of their duties hereunder and shall not assign any of their rights or remedies set forth in this Agreement without the prior written consent of the Administrative Agent in its sole and absolute discretion (and any attempted assignment or delegation without such consent shall be null and void).
SECTION 15.    No Third-Party Beneficiaries. No Person other than the Borrower, the other Loan Parties, the Administrative Agent, the Releasees and the Lenders shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights are hereby expressly disclaimed.
SECTION 16.    Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.
SECTION 17.    Time of Essence. Time is of the essence in the performance of each of the obligations of the Borrower, the other Loan Parties, and RRI hereunder and with respect to all conditions to be satisfied by such parties.
SECTION 18.    Further Assurances. Each of the Loan Parties hereby agrees to execute and deliver from time to time such other documents as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and take such other actions as may be reasonably necessary in order to effectuate the terms hereof.
SECTION 19.    Prior Negotiations; Entire Agreement. This Agreement, the Credit Agreement, and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all other prior negotiations, understandings or agreements with respect to the subject matter hereof.
SECTION 20.    Interpretation. This Agreement is the product of negotiations of the parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any party by reason of that party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.
SECTION 21.    GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO THE TERMS AND PROVISIONS SET FORTH FURTHER IN SECTION 12.09 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS.
SECTION 22.    Notice of Designated Defaults. This Agreement and the matters set forth herein shall constitute written notice of the Existing Designated Events of Defaults for purposes of satisfaction of any disclosure requirement in the Credit Agreement, any Compliance Certificate, or any other Loan Document requiring that the Loan Parties give notice of, certify as to the absence of, or otherwise disclose in writing the occurrence and/or continuance of any Default or Event of Default and the failure of any Loan

Party prior to, on or after the date hereof to deliver any such notice, certification or other disclosure of the Existing Designated Events of Defaults shall not constitute a Default or Event of Default under the Credit Agreement.
SECTION 23.    Incorporation of Recitals. Each of the Loan Parties acknowledges that the recitals set forth herein are true and correct in all respects.
SECTION 24.    Fees and Expenses; Indemnities. Without limiting any of the Administrative Agent’s or Lenders’ rights, or any of the Borrower’s obligations, under Section 12.03 of the Credit Agreement (which the Borrower hereby reconfirms), the Borrower shall be liable for and shall pay the Administrative Agent and the Lenders the amount of all costs and expenses (including but not limited to legal and financial advisory fees, of White & Case LLP, Bracewell LLP, and RPA Advisors, LLC) incurred by the Administrative Agent and the Lenders in connection with (i) the negotiation and preparation of, entry into, delivery of, and exercise of its rights under this Agreement and all other documents and instruments delivered in connection with this Agreement, and (ii) the enforcement of, or preservation of their rights under, this Agreement. Any costs and expenses payable pursuant to this Section 24 shall be payable within 10 days after demand.
SECTION 25.    Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

[Remainder of page intentionally left blank; signatures follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ROSEHILL OPERATING COMPANY, LLC, as Borrower
By:	/s/ R. Craig Owen
Name:	R. Craig Owen
Title:	SVP and Chief Financial Officer

[Signature Page to Forbearance Agreement]

ROSEHILL RESOURCES INC., as RRI
By:	/s/ R. Craig Owen
Name:	R. Craig Owen
Title:	SVP and Chief Financial Officer

[Signature Page to Forbearance Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Lender and Issuing Bank
By:	/s/ Darren Vanek
Name:	Darren Vanek
Title:	Authorized Officer

[Signature Page to Forbearance Agreement]

BBVA USA, as Lender
By:	/s/ Gabriela Azcarate
Name:	Gabriela Azcarate
Title:	Senior Vice President

[Signature Page to Forbearance Agreement]

TRUST BANK, as Lender
By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

[Signature Page to Forbearance Agreement]

CITIBANK, N.A., as Lender
By:	/s/ Thomas Skipper
Name:	Thomas Skipper
Title:	Vice President

[Signature Page to Forbearance Agreement]

BMO HARRIS BANK N.A., as Lender
By:	/s/ Hill Taylor
Name:	Hill Taylor
Title:	Vice President

[Signature Page to Forbearance Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Dan Condley
Name:	Dan Condley
Title:	Managing Director

[Signature Page to Forbearance Agreement]

ING Capital LLC, as Lender
By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Managing Director

By:	/s/ Scott Lamoreaux
Name:	Scott Lamoreaux
Title:	Director

[Signature Page to Forbearance Agreement]